SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C.  20549


                                Form 8-K


                             CURRENT REPORT



                 Pursuant to Section 13 or 15(d) of the

                     Securities Exchange Act of 1934




Date of Report (Date of earliest event reported):

June 26, 1996





                         AQUARION COMPANY
     ------------------------------------------------------------
         (Exact name of registrant as specified in its charter)




  Delaware               1-8060                  06-0852232
- ------------   ---------------------------   ------------------

  (State of      (Commission File Number)       IRS Employer

Incorporation)                               Identification No.




          835 Main Street

          Bridgeport, Connecticut                    06601

     --------------------------------------------------------

      (Address of principal executive offices)     (Zip Code)



                         (203) 335-2333

               --------------------------------------

                     (Registrant's telephone number)
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Item 5.   Other Events
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          On June 25, 1996 the Board of Directors of Aquarion Company

(the "Company") declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of common stock, no par value ($1 per share stated value), of the Company (the "Common Stock").

The dividend is payable on July 12, 1996 (the "Record Date") to the stockholders of record on that date.  Upon the earlier of (i) the expiration of rights (the "Existing Rights") issued pursuant to the

Rights Agreement dated as of November 18, 1986 between the Company and

The Chase Manhattan Bank N.A., Rights Agent (the "Prior Rights

Agreement") or (ii) the redemption of the Existing Rights as provided in the Prior Rights Agreement (the earlier of such dates referred to as the

"Effective Date"), each Right shall entitle the registered holder to purchase from the Company one one-hundredth of a share of Series B

Junior Participating Preferred Stock, without par value (the "Preferred

Stock") of the Company at a price of $120 per one one-hundredth of a share of Preferred Stock (the "Purchase Price"), subject to adjustment.

The description and terms of the Rights are set forth in a Rights

Agreement dated as of June 25, 1996 as the same may be amended from time to time (the "Rights Agreement"), between the Company and ChaseMellon

Shareholder Services, L.L.C., as Rights Agent (the "Rights Agent").



          Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons

(with certain exceptions an "Acquiring Person") have acquired beneficial ownership of 15% or more of the outstanding shares of Common Stock or

(ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the out-

standing shares of Common Stock (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Stock certificates outstanding as of the Record Date,

by such Common Stock certificate together with a copy of this Summary of

Rights.



          The Rights Agreement provides that, until the Distribution

Date (or earlier redemption or expiration of the Rights), the Rights will be transferred with and only with the Common Stock.  Until the

Distribution Date (or earlier redemption or expiration of the Rights),

new Common Stock certificates issued after the Record Date upon transfer or new issuances of Common Stock will contain a notation incorporating the Rights Agreement by reference.  Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for shares of Common Stock

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outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights, will also constitute the transfer of the Rights associated with the shares of Common Stock represented by such certificate.  As soon as practicable following the

Distribution Date, separate certificates evidencing the Rights

("Right Certificates") will be mailed to holders of record of the

Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.



          The Rights are not exercisable until the Distribution Date.

The Rights will expire on the tenth anniversary of the Effective Date

(the "Final Expiration Date"), unless the Final Expiration Date is advanced or extended or unless the Rights are earlier redeemed or ex-

changed by the Company, in each case as described below.



          The Purchase Price payable, and the number of shares of Pre-

ferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision,

combination or reclassification of, the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for or purchase Preferred Stock at a price, or securities convertible into Preferred Stock with a conversion price, less than the then-current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Preferred Stock) or of subscription rights or warrants (other than those referred to above).



          The number of outstanding Rights are also subject to

adjustment in the event of a stock split of the Common Stock or a stock dividend on the Common Stock payable in shares of Common Stock or subdi-

visions, consolidations or combinations of the Common Stock occurring,

in any such case, prior to the Distribution Date.



          Shares of Preferred Stock purchasable upon exercise of the

Rights will not be redeemable.  Each share of Preferred Stock will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment of $1 per share but will be entitled to an aggregate dividend of 100 times the dividend declared per share of Common Stock.

In the event of liquidation, dissolution or winding up of the Company,

the holders of the Preferred Stock will be entitled to a minimum preferential liquidation payment of $100 per share (plus any accrued but unpaid dividends) but will be entitled to an aggregate payment of 100 times the payment made per share of Common Stock.  Each share of

Preferred Stock will have 100 votes, voting together with the Common

Stock.  Finally, in the event of any merger, consolidation or other transaction in which shares of Common Stock are


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converted or exchanged, each share of Preferred Stock will be entitled to receive 100 times the amount received per share of Common Stock.

These rights are protected by customary antidilution provisions.



          Because of the nature of the Preferred Stock's dividend,

liquidation and voting rights, the value of the one one-hundredth interest in a share of Preferred Stock purchasable upon exercise of each

Right should approximate the value of one share of Common Stock.



          In the event that any person or group of affiliated or

associated persons becomes an Acquiring Person, each holder of a Right,

other than Rights beneficially owned by the Acquiring Person (which will thereupon become void), will thereafter have the right to receive upon exercise of a Right at the then current exercise price of the Right,

that number of shares of Common Stock having a market value of two times the exercise price of the Right.



          In the event that, after a person or group has become an

Acquiring Person, the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a Right (other than Rights beneficially owned by an Acquiring

Person which will have become void) will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the person with whom the Company has engaged in the foregoing transaction (or its parent),

which number of shares at the time of such transaction will have a market value of two times the exercise price of the Right.



          At any time after any person or group becomes an Acquiring

Person and prior to the acquisition by such person or group of 50% or more of the outstanding shares of Common Stock or the occurrence of an event described in the prior paragraph, the Board of Directors of the

Company may exchange the Rights (other than Rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one share of Common Stock, or one one-hundredth of a share of Preferred Stock (or of a share of a class or series of the

Company's preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).



          With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price.  No fractional shares of Preferred

Stock will be issued (other than fractions which are integral multiples of one one-hundredth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the

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Preferred Stock on the last trading day prior to the date of exercise.



          At any time prior to the time an Acquiring Person becomes

such, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption

Price").  The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish.  Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption

Price.



          For so long as the Rights are then redeemable, the Company may, except with respect to the redemption price, amend the Rights in any manner.  After the Rights are no longer redeemable, the Company may,

except with respect to the redemption price, amend the Rights in any manner that does not adversely affect the interests of holders of the

Rights.



          Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.




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Item 7.   Exhibits
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     1.   Rights Agreement, dated as of June 25, 1996, between the

          Company and ChaseMellon Shareholder Services, L.L.C. which includes the Certificate of Designations for the Series B

          Junior Participating Preferred Stock as Exhibit A, the form of

          Right Certificate as Exhibit B and the Summary of Rights to

          Purchase Preferred Shares as Exhibit C.  Pursuant to the

          Rights Agreement, printed Right Certificates will not be

          mailed until as soon as practicable after the earlier of the tenth day after public announcement that a person or group has acquired beneficial ownership of 15% or more of the shares of

          Common Stock or the tenth business day after a person

          commences, or announces its intention to commence, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the shares of Common Stock.



     2.   Press Release dated June 25, 1996.





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                                SIGNATURE





          Pursuant to the requirements of the Securities Exchange Act of

1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                   AQUARION COMPANY





Dated: June 26, 1996               By: /s/ Janet M. Hansen

                                       -------------------

                                       Name:  Janet M. Hansen

                                       Title: Executive Vice President,

                                              Chief Financial Officer

                                              and Treasurer



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                              EXHIBIT INDEX



Exhibit No.                             Description
- -----------                             -----------



1.   Rights Agreement, dated as of June 25, 1996, between the Company and ChaseMellon Shareholder Services, L.L.C. which includes the

     Certificate of Designations for the Series B Junior Participating

     Preferred Stock as Exhibit A, the form of Right Certificate as

     Exhibit B and the Summary of Rights to Purchase Preferred Shares as

     Exhibit C.  Pursuant to the Rights Agreement, printed Right

     Certificates will not be mailed until as soon as practicable after the earlier of the tenth day after public announcement that a person or group has acquired beneficial ownership of 15% or more of the shares of Common Stock or the tenth business day after a person commences, or announces its intention to commence, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the shares of Common Stock.



     2.   Press Release dated June 25, 1996.
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